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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors of our report dated January 28, 2004 (except for the Financing Arrangements and Lease Obligations notes, as to which the date is February 27, 2004), with respect to the consolidated financial statements of Fluor Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Orange County, California
April 29, 2004